QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2004

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada (Address of Principal Executive Offices)	L4G 7K1 (Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since Last Report)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

The Registrant reported that, on February 26, 2004, the Oklahoma House of Representatives passed Senate Bill 553, entitled the "State-Tribal Gaming Regulation Act." This legislation was passed by the Oklahoma Senate on February 19, 2004 and is expected to be signed by Governor Brad Henry in early March. Once signed, the legislation is anticipated to become effective 90 days after the end of the current legislative session, which is scheduled to end on May 28, 2004. The legislation provides for a model tribal-state gaming compact for the conduct of specified types of gaming and, following enactment into law and the ratification of that model compact by at least four Oklahoma Native American tribes, authorizes electronic gaming operations to be conducted at the three privately-owned Oklahoma racetracks and directs a share of gaming revenues from Tulsa area tribes to the publicly-owned fourth track.

Remington Park, the Registrant's wholly-owned racetrack in Oklahoma City, would be permitted to operate 650 player terminals under the new legislation.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
Exhibit 99	Copy of Registrant's press release dated February 27, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
Date: March 2, 2004.
	by:	/s/ GARY M. COHN Gary M. Cohn, Secretary

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-7172	EXHIBIT 99

PRESS RELEASE
MAGNA ENTERTAINMENT CORP.
ALTERNATIVE GAMING LEGISLATION PASSED IN OKLAHOMA

February 27, 2004, Aurora, Ontario, Canada......Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A) is pleased to report that the Oklahoma House of Representatives yesterday passed Senate Bill 553, entitled the "State-Tribal Gaming Regulation Act." This legislation was passed by the Oklahoma Senate on February 19, 2004 and is expected to be signed by Governor Brad Henry in early March. Once signed, the legislation is anticipated to become effective 90 days after the end of the current legislative session, which is scheduled to end on May 28, 2004.

Jim McAlpine, President and Chief Executive Officer, stated: "MEC wishes to acknowledge the efforts of all participants in the drafting and passage of this important piece of legislation which helps to safeguard the future of horse racing in Oklahoma. Under the enlightened leadership provided by the Governor, the State Senate, the House of Representatives, the horsemen's organizations, the Native American tribes and the other racetrack operators worked tirelessly to produce a formula which would benefit all stakeholders and fairly distribute this new source of revenues. We are very excited about the future of Remington Park for the horsemen who race there and our customers."

The legislation provides for a model tribal-state gaming compact for the conduct of specified types of gaming and, following enactment into law and the ratification of that model compact by at least four Oklahoma Native American tribes, authorizes electronic gaming operations to be conducted at the three privately-owned Oklahoma racetracks and directs a share of gaming revenues from Tulsa area tribes to the publicly-owned fourth track. The types of electronic gaming devices which the private racetracks are authorized to conduct include Electronic Bonanza-style Bingo, Electronic Instant Bingo, Electronic Amusement Games and any other Class II electronic game operated by an Oklahoma Native American tribe, all as specifically authorized by the State.

Remington Park, MEC's wholly-owned racetrack in Oklahoma City, would be permitted to operate 650 player terminals under the new legislation. The other two privately-owned racetracks, Will Rogers Downs in Claremore and Blue Ribbon Downs in Sallisaw, would each be permitted to operate a maximum of 250 player terminals. Gaming operations at the racetracks would be permitted for up to 18 hours per day, not to exceed 106 hours per week. The distribution of revenues from the racetracks' electronic gaming operations will vary based on the annual gross revenues of the racetrack from gaming less all monetary payouts ("Adjusted Gross Revenues"). The legislation allocates between 10% and 30% of the Adjusted Gross Revenues from gaming at each racetrack to the State (primarily for the funding of education), between 20% and 30% for the benefit of horsemen and the remaining 50% to 60% to the racetrack, out of which the racetrack operator will recover its capital and operating costs.

MEC intends to pursue Remington Park's application for a gaming license in accordance with the requirements of the State-Tribal Gaming Regulation Act without delay, and to commence electronic gaming operations at Remington Park as soon as it is authorized to do so.

MEC, North America's number one owner and operator of horse racetracks, based on revenue, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track bettering facilities. Additionally, MEC owns and operates XpressBet™, a national Internet and telephone account wagering system, and HorseRacing TV™, a 24-hour horse racing television network.

This press release may contain "forward-looking statements" within the meaning of applicable securities legislation, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among others, statements regarding: expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; proposed new racetracks or other developments, products and services; projections, predictions, expectations, estimates or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to, the factors discussed in the "Risk Factors" section of MEC's Annual Report on Form 10-K for the year ended December 31, 2002 and our subsequent public filings. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:

Paul Micucci
Executive Vice President, Gaming
Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario
L4G 7K1
Tel: 905-726-7131

2

QuickLinks

SIGNATURES